UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 2, 2018

Denali Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38311	46-3872213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 Oyster Point Blvd., 2nd Floor

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 866-8548

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On May 2, 2018, Denali Therapeutics Inc. (the “Company”) entered into a First Amendment to Lease (the “Lease Amendment”) with HCP Oyster Point III LLC (the “Landlord”). The Lease Amendment amends the Company’s existing lease with the Landlord, dated as of September 24, 2015, pursuant to which the Company leased approximately 38,109 rentable square feet of space located at 151 Oyster Point Blvd., South San Francisco, California (the “Building”).

The Lease Amendment provides for approximately 148,020 rentable square feet of space at a to-be-constructed building located at 161 Oyster Point Blvd., South San Francisco, California (the “Replacement Premises”) to be substituted for the Building under the lease when the Replacement Premises are ready for occupancy. The Lease Amendment also provides for the term of the lease to be extended by ten years from the date the Lease Amendment commences as to the Replacement Premises, which is the later of February 1, 2019 or the date the Replacement Premises are ready of occupancy, with one 10-year option to extend. Base rent will be approximately $0.4 million per month for the first six months following the commencement of the Lease Amendment as to the Replacement Premises, and will increase to approximately $0.7 million per month in month 7 and $0.8 million per month after the first year, with 3.5% annual increases thereafter to approximately $12.5 million in the final year of the term. As part of the Lease Amendment, the Company must increase the letter of credit it provided to the Landlord as security under the lease to $1.5 million, and the Landlord must perform the improvements in the Replacement Premises that are agreed upon with the Company, certain of which (consisting of a “warm shell”) will be at the Landlord’s expense and the remainder of which will be at the Company’s expense, subject to a tenant improvement allowance to be provided by the Landlord in the amount of approximately $21.5 million, and an additional allowance that must be repaid by the Company as additional rent in the amount of approximately $4.4 million.

The foregoing description is a summary of certain terms of the Lease Amendment, and, by its nature, is incomplete. It is qualified in its entirety by the text of the Lease Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2018.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENALI THERAPEUTICS INC.

Date: May 7, 2018	By:	/s/ Steve E. Krognes
Steve E. Krognes Chief Financial Officer